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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 17, 2004 relating to the financial statements and financial statement schedule, which appear in Casella Waste Systems, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



Boston, MA
December 8, 2004